EXHIBIT 99.1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of US BioEnergy Corporation, a South Dakota Corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 26th day of December, 2006.

GORDON W. OMMEN

/s/ Gordon W. Ommen

CAPITALINE GENERAL PARTNER, LLC

/s/ Jill L. Wilts

Jill L. Wilts Vice President of Capitaline General Partner, LLC

CAPITALINE ADVISORS, LLC

/s/ Jill L. Wilts

Jill L. Wilts Vice President

CAPITALINE RENEWABLE ENERGY II, LP

/s/ Jill L. Wilts

Jill L. Wilts Vice President of Capitaline General Partner, LLC, the general partner of Capitaline Renewable Energy II, LP